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                                                                    EXHIBIT 21.1


                              LSB INDUSTRIES, INC.
                               SUBSIDIARY LISTING

                              AS OF MARCH 31, 2001



LSB INDUSTRIES, INC. (Direct subsidiaries in bold italics)

        PRIME FINANCIAL CORPORATION

                Prime Holdings Corporation (f/k/a Tower IV Corporation, f/k/a LSB Leasing Corp.)
                Northwest Capital Corporation
                ClimaChem, Inc. (5% stock ownership)

        LSB HOLDINGS, INC.

                LSB-Europa Limited
                LSB International Sales Corp. (f/k/a LSB Industries Int'l Corp.,
                   f/k/a LSB Indonesia Corporation, f/k/a LSB Corporation)
                Summit Machine Tool Inc. Corp.
                   Crystal City Nitrogen Company (f/k/a Saffron Corporation) Explosives Equipment Corp.
                L&S Automotive Technologies, Inc. (f/k/a L&S Automotive Products
                   Co.)
                Climatex, Inc.
                Climate Master International Limited
                Cherokee Nitrogen Company

        CLIMATECRAFT TECHNOLOGIES, INC.

        LSA TECHNOLOGIES INC.



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INDUSTRIAL PRODUCTS BUSINESS

        SUMMIT MACHINE TOOL MANUFACTURING CORP.
                Summit Machinery Company
                        Northwest Energy Enterprises, Inc.
                        Tower Land Development Corp.
                        Clipmate Corporation (20% held by Waldock and Starrett) Pryor Plant Chemical Company (f/k/a LSB Financial Corp.)

        HERCULES ENERGY MFG. CORPORATION
                Morey Machinery Manufacturing Corporation (f/k/a/ Fertilizer Equipment Corp.)

ENVIRONMENTAL/CHEMICAL BUSINESS

        CLIMACHEM, INC. (95% stock ownership)
                Northwest Financial Corporation
                Climate Mate, Inc.
                The Environmental Group International Limited
                LSB Chemical Corp.

                        LSB Australia Pty, Ltd. (f/k/a Total Energy Systems Limited)
                                Total Energy Systems (NZ) Limited
                        El Dorado Chemical Company
                                Slurry Explosive Corporation
                        El Dorado Nitrogen Company (f/k/a
                                LSB Nitrogen Corporation, f/k/a
                                LSB Import Corp.)
                        DSN Corporation
                        Universal Tech Corporation
                The Environmental Group, Inc.
                International Environmental Corporation
                Climate Master, Inc.
                CHP Corporation
                        Koax Corp.
                The Climate Control Group, Inc. (f/k/a APR Corporation) ClimateCraft, Inc. (f/k/a Summit Machine Tool Systems, Inc.) ACP International Limited (f/k/a ACP Manufacturing Corp.) ThermalClime, Inc. (f/k/a LSB South America Corporation) ClimaCool Corp. (f/k/a MultiClima Holdings, Inc., f/k/a LSB
                  International Corp.)
                TRISON Construction, Inc.